Exhibit 10.22

MULTI TENANT INDUSTRIAL LEASE
VERY SHORT

RT ELEVENTH PENSION PROPERTIES LIMITED

(LANDLORD)

- and -

DELEX THERAPEUTICS INC.

(TENANT)

L E A S E

Premises: Unit 62, comprising approximately 7,200 square feet of Rentable Area

Project: 6535 Millcreek Drive, Mississauga, ON

File 4035597 (CRK/LS) (From 162642 & now # 521091)
This Doc 572126 v.3
7 February 2002; 12:41 PM

TABLE OF CONTENTS

Section

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Schedule

MULTI TENANT INDUSTRIAL LEASE
(very short)

THIS LEASE dated the 29th day of January, 2002.

B E T W E E N:

RT ELEVENTH PENSION PROPERTIES LIMITED

(hereinafter called "Landlord")

- and -

DELEX THERAPEUTICS INC.

(hereinafter called "Tenant")

1. LEASE SUMMARY

(a) **Premises:** Unit 62 in the Building;

(b) **Term:** Two (2) years;

(c) **Commencement Date:** March 1, 2002;

(d) **Expiry Date:** the last day of February, 2004;

(e) **Basic Rent:** Subject to Section 4 of Schedule "F",

Year 1:	\$5.75 per sq. ft. per annum;
Year 2:	\$6.00 per sq. ft. per annum;

(f) **Rentable Area of Premises:** approximately 7,200 square feet, subject to determination in accordance with Section 19 of Schedule "B";

(g) **Rent Deposit:** \$11,677.98, to be applied against first (1st) month's Basic Rent and the balance to be held by Landlord as prepaid rent and applied in accordance with Section 7.2;

(h) **Use of Premises:** for the specific purpose of a research laboratory and associated offices, to the extent permitted by all Laws and to the extent in keeping with first class industrial building standards;

(i) **Address of Tenant:**

at the Premises;

(j) **Address of Landlord:**

c/o Redcliff Realty Advisors Inc.
Suite 300, 335 Bay Street
Toronto, Ontario M5H 2R3

(k) **Special Provisions**: See Schedule "F".

2. LEASE OF PREMISES

2.1 Net Lease

It is the intent of the parties hereto that this Lease be absolutely net to Landlord and Landlord not be responsible for any expenses or obligations of any kind whatsoever in respect of the Premises or the Project.

2.2 Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

2.3 Use Prior to Commencement Date

Subject to Section 1 of Schedule "F", if Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date, all the terms and conditions contained in this Lease shall apply to such period.

2.4 Acceptance of Premises

Tenant shall accept the Premises in the state and condition in which they are received from Landlord, with the exception that Landlord will remove the "Kalish" sign from the Premises.

2.5 Licence to Use Common Facilities

Landlord grants to Tenant the non-exclusive licence during the Term to use for their intended purposes, such portions of the Common Facilities as Landlord determines to be required for the use of the Premises during such hours as the Common Facilities are open for use, as determined by Landlord from time to time.

2.6 Quiet Enjoyment

Subject to Tenant's complying with all of the terms of this Lease, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming through Landlord.

3. TENANT'S COVENANTS

3.1 Tenant to Pay Rent

Tenant shall pay as rent Basic Rent and Additional Rent (collectively called "Rent"), without prior demand and without deduction, set-off or abatement whatsoever. Basic Rent shall be paid in equal monthly instalments in advance on the first day of each and every month during the Term. For any partial month(s) during the Term Rent shall be computed on a per diem basis. If Basic Rent is described as an amount per square foot, then the Basic Rent shall be adjusted upon the determination of the Rentable Area of the Premises.

3.2 Post-Dated Cheques

On the first day of each lease year, Tenant shall deliver to Landlord post-dated cheques for all payments of Basic Rent and estimates of Additional Rent or any portions thereof payable during the balance of such Fiscal Year.

3.3 Taxes Payable by Tenant

(a) Whether or not there are any real property tax bills or separate real property assessment notices issued by a taxing authority, Tenant shall pay to Landlord all Taxes charged against the Project, including the Common Facilities which shall be paid on the basis of Tenant's Proportionate Share of such Taxes or then applicable assessment principles or such other reasonable and equitable basis as the Landlord determines. In addition, Tenant shall pay to Landlord all applicable Sales Taxes.

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(b) Landlord (and not Tenant) may contest and appeal any Taxes or assessments. Tenant will co-operate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect to the foregoing. Tenant's Taxes shall remain payable regardless of any deferral of payment or contestation or appeal of Taxes by Landlord.

3.4 **Tenant's Payment of Operating Costs and Utilities**

Tenant shall pay to Landlord: (i) Excess Costs charged by Landlord; (ii) its Proportionate Share of Operating Costs; and (iii) all Utility Costs.

Tenant shall execute and deliver any agreements required by Landlord in respect of the supply of any Utilities to the Premises. Tenant's use of any such Utilities shall not exceed the available capacity of the existing systems from time to time.

3.5 **Monthly Payments of Additional Rent**

Landlord may from time to time by written notice to Tenant estimate or re-estimate all or any portion of Additional Rent for the current or upcoming Fiscal Year or part thereof. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments on the same days as the monthly payments of Basic Rent. As soon as practical after the expiration of each Fiscal Year or part thereof, Landlord shall furnish to Tenant a statement of the actual amounts payable by Tenant with reasonable detail, which statement shall be final and binding. Within fifteen (15) days after delivery of such statement, either Tenant shall pay to Landlord the amounts shown on the statement to be owed or Landlord shall credit Tenant's account with any overpayment.

3.6 **Use of Premises**

Tenant covenants that it shall not use and shall not permit the Premises to be used for any purpose other than the Use as provided in subsection 1(h) above. Tenant acknowledges that Landlord is making no representation or warranty as to Tenant's ability to use the Premises for its intended use and Tenant shall, prior to executing this Lease, perform such searches and satisfy itself that its use is permitted under all applicable Laws and that Tenant will be able to obtain an occupancy permit.

3.7 **Compliance with Laws**

(a) Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to occupy the Premises and conduct its business thereon, as required by all applicable Laws. Tenant shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment and contents thereof.

(b) As used herein:

(i) "Environmental Laws" means all statutes, laws, ordinances, codes, rules, regulations, orders, notices and directives, now or at any time hereafter in effect, made or issued by any municipal, provincial or federal government, or by any department, agency, board or office thereof, or by any board of fire insurance underwriters or any other agency or source whatsoever, regulating, relating to or imposing liability or standards of conduct concerning any matter which may be relevant to the use or occupancy of the Project or any part thereof or the conduct of any business or activity in, on, under or about the Project or any part thereof, or any material, substance or thing which may at any time be in, on, under or about the Project or any part thereof or emanate therefrom;

(ii) "Hazardous Substance" means any contaminant, pollutant, dangerous or potentially dangerous substance, noxious substance, toxic substance, hazardous waste or material, flammable or explosive substance,

radioactive material, or any other waste, substance or material whatsoever, covered by or regulated under any Environmental Laws.

(c) Tenant covenants with Landlord that:

(i) it shall not use or permit or suffer the use of the Premises to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substance except in strict compliance with all Environmental Laws including, without limitation, the *Environmental Protection Act*, R.S.O. 1990, c. E-19 and all other Environmental Laws in respect of environmental, land use, occupation, or health and safety matters. In the event Tenant fails to comply with any such Environmental Laws, Landlord may, but shall not be obligated to, do such things as necessary to effect such compliance, and all costs and expenses incurred by Landlord in so doing, together with an administration charge equal to fifteen (15%) percent of such costs and expenses, shall be payable forthwith by Tenant to Landlord as additional rent;

(ii) it shall forthwith notify Landlord upon receipt of any order, directive, notice or other communication whatsoever received from any governmental or other authority relating to any Laws, which notice shall be accompanied by a copy of such order, directive, notice or other communication and Tenant shall keep Landlord advised on a weekly basis of Tenant's progress in complying with same;

(iii) Landlord shall be entitled upon twenty-four (24) hours' written notice to Tenant to inspect the Premises and to conduct such other investigations as in its sole discretion it deems necessary for the purpose of satisfying itself as to compliance by Tenant with all Environmental Laws and with all provisions of this Lease. Without limiting the generality of the foregoing, Landlord shall have the right, acting reasonably, to conduct such physical inspections of the Premises and examination of documentation relating to the Premises and the conduct of business thereon by Tenant, as it may deem necessary, acting reasonably, and for such purpose Tenant shall produce, at the offices of Tenant, all of its relevant files, books, records, statements, plans and other written information in Tenant's possession relating to the Premises and the operations of Tenant thereon, provided that all of such information shall be used by Landlord solely for the purpose of ensuring compliance by Tenant with the provisions of this Lease and shall otherwise be kept strictly confidential by the Landlord, its servants, agents, employees and those for whom Landlord is in law responsible;

(iv) to indemnify and save harmless Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible, against any and all liabilities, claims, damages, interest, penalties, fines, monetary sanctions, losses, costs and expenses whatsoever, including without limitation costs of professional advisors and consultants and experts in respect of investigation, remedial action and clean-up costs and expenses, arising in any manner whatsoever out of:

(A) any breach by Tenant of any provisions of this Lease or any non-compliance with any Environmental Laws;

(B) any act or omission of any persons on the Premises or any use or occupancy of or any thing in, on, under or about the Premises, including, without limitation, the generating, manufacture, refinement, treatment, transportation, storage, handling, disposal, transfer, production or processing of any Hazardous Substance by Tenant or any other person in, on, under or about the Premises, and any nuisance arising therefrom;

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(C) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, concessionaires, contractors or persons for whom Tenant is in law responsible on or about the Project or elsewhere; or

(D) any illness, injury or death of persons, or any loss or damage to property, on or about the Premises. The aforesaid indemnity shall survive the expiration or earlier termination of this Lease;

(v) if at any time required by Landlord, or by any governmental or other authority pursuant to any Environmental Laws, to take all required remedial action in respect of any Hazardous Substances in, on, under or about the Premises or emanating therefrom, including, without limitation, any repairs or replacements to the Premises or any buildings or other leasehold improvements in or on the Premises or the Project and the removal, treatment, disposal, restoration and replacement of the soil or any other part of the Project. The said obligations shall survive the expiration or earlier termination of this Lease.

(vi) Tenant hereby covenants and agrees to obtain an intrusive environmental assessment of the Premises (the "Exit Report") by an independent and qualified environmental consultant as appointed or approved by Landlord, at least three (3) months prior to the expiry of the Term. If the Exit Report reveals the existence of any Hazardous Substances at the Premises or on the Project, then the consultant preparing the Exit Report shall also include in the Exit Report its recommendations for remediating such Hazardous Substances in order that the Lands are remediated to the standard as is then existing (that is, at the time of the commencement of such remediation) pursuant to guidelines prepared by the Ministry of the Environment for the province of Ontario, providing for the restoration of property for industrial use or such higher standard as may be required to restore the Lands to their condition as of the Commencement Date (the "Remediation"). For clarity, Tenant's responsibility extends to the Remediation of Hazardous Substances on the Lands and Project resulting from Tenant's use or occupancy of the Premises. Tenant shall complete any Remediation which Tenant is obligated to conduct at its sole cost and expense prior to the expiry of the Term. In performing such Remediation, Tenant shall compensate Landlord, its successors and assigns for any demolition or destruction on, under or to the Premises in order to complete such Remediation and shall rebuild or repair any demolished or destroyed property on, under or attached to the Premises or any portion of the Project following such Remediation and restore the Premises and the Project to their condition prior to the commencement of such Remediation;

(vii) any Hazardous Substances on or about the Premises shall remain the sole and exclusive property of Tenant and shall not become the property of Landlord, notwithstanding the degree of affixation to the Premises. This affirmation of Tenant's interest in the Hazardous Substances or the goods containing the Hazardous Substances shall not, however, prohibit Landlord from dealing with such material as otherwise provided for in this Lease; and

(viii) Tenant acknowledges that Landlord may elect to obtain and maintain environmental impairment insurance at Tenant's sole cost, and Tenant shall reimburse Landlord for same, forthwith as Additional Rent.

3.8 **Prohibited Uses**

Tenant shall not permit any part of the Premises to be used during the Term for any of the following businesses or activities: (a) any wholesale sales activities or any auction; (b) any vending machines or other coin operated, mechanical or electrical serving or dispensing machines whatsoever for the sale or supply of food or beverages (other than food or beverages such as are routinely served in office premises without charge to employees such as coffee and

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soft drinks); (c) sale of tickets for theatre or other entertainment events or lotteries; (d) any business which would result in people waiting in Common Facilities to enter the Premises; (e) any type of business or business practice which would, in the sole opinion of Landlord, tend to lower the character or image of any part of the Project; (f) any use which in any way contravenes any restrictive covenants in leases granted by Landlord or other agreements or arrangements with other tenants; or (g) any business or activity not in compliance with all Laws.

3.9 **Maintenance and Repairs of Premises**

Tenant at its expense shall perform such maintenance, repairs and replacements as required to keep the Premises, all contents thereof and all services and equipment located in or primarily serving the Premises (not part of the Common Facilities), in first-class appearance and condition, and in accordance with all Laws and Landlord's reasonable requirements, subject only to the obligations of Landlord expressly provided in Section 4.2. For the purposes of this Section 3.9 the Premises shall include, without limitation, all leasehold improvements, perimeter walls and glass and doors. Landlord may enter the Premises upon twenty-four (24) hours' written notice to Tenant (except in the case of an emergency, in which case no notice shall be required) to view the state of repair and condition thereof and Tenant shall promptly perform according to Landlord's notice any maintenance, repairs or replacements in accordance with Tenant's obligations hereunder.

3.10 **Approval of Repairs and Alterations**

Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as "Alterations") to the Premises without complying with the provisions of Schedule "D".

3.11 **Ownership and Removal of Leasehold Improvements**

Upon installation, all Leasehold Improvements become the property of Landlord but Landlord shall not have any responsibility in respect of the maintenance, repair or replacement thereof. Tenant shall not remove any Leasehold Improvements from the Premises at any time except that, at the expiry or earlier termination of the Term, Tenant shall remove any or all Leasehold Improvements in or about the Premises as required by Landlord and shall repair all damage resulting from, and shall restore the Premises to their condition prior to, the installation and removal thereof.

3.12 **Vacating of Possession**

Upon the expiry or earlier termination of the Term, Tenant shall deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the Premises in neat and clean condition and shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors or vaults in the Premises.

3.13 **Removal of Trade Fixtures**

At the expiry or earlier termination of the Term Tenant shall remove its trade fixtures and repair all damage resulting from the installation or removal of such trade fixtures. If at the expiry or earlier termination of the Term Tenant does not remove its trade fixtures at the option of Landlord, such trade fixtures or property shall become the absolute property of Landlord or may be disposed of by Landlord without any compensation to Tenant.

3.14 **Overholding by Tenant**

If Tenant remains in possession of the Premises after the expiry of the Term, this Lease shall not be deemed to be renewed and Tenant shall be deemed to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease insofar as they are applicable to a monthly tenancy except the monthly Basic Rent shall be twice the monthly Basic Rent payable during the last twelve months of the Term.

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3.15 Tenant's Effect On Other Insurance

(a) If the cost of any insurance policies of Landlord on the Project is increased as a result of anything done or permitted by Tenant anywhere on the Project, Tenant shall pay the full amount of such increase (as determined by Landlord's insurer) to Landlord forthwith upon demand.

(b) If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Project by reason of anything done or permitted by Tenant anywhere on the Project, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice from Landlord, then Landlord may, at its option, either: (i) terminate this Lease forthwith by written notice; or (ii) remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice.

3.16 Tenant's Insurance

(a) Tenant shall, at its expense, maintain in full force and effect at all times such insurance as would be maintained by a prudent tenant of premises such as the Premises, which insurance shall include at least all of the following: (i) commercial general liability insurance on an occurrence basis with respect to any use and occupancy of or things on all or any part of the Premises or Project by Tenant, with coverage for any occurrence of not less than Five Million ($5,000,000.00) Dollars or such higher amount as Landlord may reasonably require on not less than one (1) month's notice; (ii) all risks insurance covering the leasehold improvements, trade fixtures and contents on the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement; (iii) broad form comprehensive boiler and machinery insurance on all insurable objects which are the property or responsibility of Tenant, for not less than the full replacement cost thereof and with a replacement cost endorsement; (iv) business interruption insurance in such amounts as required by Landlord; (v) tenant's legal liability insurance for the full replacement cost of the Premises; and (vi) any other insurance against such risks and in such amounts as Landlord may from time to time reasonably require.

(b) Each of Tenant's insurance policies shall name Landlord as an additional named insured with Landlord as loss payee, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time. Without limiting the generality of the foregoing, each of Tenant's insurance policies shall contain: (i) the standard mortgage clause as may be required by any mortgagee of Landlord; (ii) a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible; (iii) an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee of Landlord will be made and the policy will not expire, lapse or be terminated, except after not less than thirty (30) days' written notice to Tenant and Landlord and to any mortgagee of Landlord; (iv) a provision stating that Tenant's insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord; (v) a disputed loss endorsement, where applicable; (vi) a severability of interests clause and a cross-liability clause; and (vii) a waiver, in respect of the interests of Landlord and any mortgagee of Landlord, of any provision with respect to any breach of any warranties, representations, declarations or conditions contained in the said policy.

(c) Tenant shall ensure that Landlord has at all times certified copies of Tenant's insurance policies which are in good standing and in compliance with Tenant's obligations hereunder.

(d) Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and

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claims of any kind in respect of which Tenant is required to maintain insurance hereunder or is otherwise insured.

3.17 **Landlord's Right to Place Tenant's Insurance**

If Tenant fails to maintain in force, or pay any premiums for, any insurance required to be maintained by Tenant hereunder, then Landlord, without prejudice to any of its other rights and remedies hereunder, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in that regard shall be paid by Tenant to Landlord forthwith upon demand.

3.18 **Landlord's Non-Liability and Indemnity**

(a) Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property at any time on or about the Premises or any property owned by or being the responsibility of Tenant on or about the Project, no matter how the same shall be caused and whether or not resulting from the negligence of Landlord or, any person for whom Landlord is in law responsible.

(b) Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible against any and all liabilities, claims, damages, losses and expenses, including all reasonable legal fees and disbursements, arising from: (i) any breach by Tenant of any of the provisions of this Lease; (ii) any act or omission of any person on the Premises or any use or occupancy of or any things in the Premises; (iii) any act or omission of Tenant on the Premises or elsewhere on or about the Project; or (iv) any injury or death of persons, or any loss or damage to property of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, on the Premises or elsewhere on or about the Project.

3.19 **Status Statement**

Upon written request, Tenant shall deliver to Landlord (or to whom Landlord may direct) a certificate in such form as requested by Landlord stating (if such is the case, or stating the manner in which such may not be the case) among other things: (a) that this Lease is unmodified and in full force; (b) the commencement and expiry of the Term and the dates to which Rent has been paid; (c) any default by Landlord under this Lease; and (d) full details of the financial and credit standing and details of the corporate organization of Tenant.

3.20 **Subordination**

This Lease and Tenant's rights shall be subject and subordinate to any and all Mortgages, on the Project or any part thereof now or in the future. Tenant shall on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any such Mortgage upon the same terms and conditions as set forth herein and shall execute promptly on request any subordination and/or attornment documents as requested from time to time by Landlord or any Mortgagee.

3.21 **Registration**

Unless requested or consented to by Landlord, Tenant shall not register this Lease or any short form, caveat or notice thereof. Any notice of lease shall contain an irrevocable power of attorney by Tenant in favour of Landlord, which power of attorney is also hereby irrevocably granted by Tenant to Landlord under the *Power of Attorney Act (Ontario)* and which power of attorney shall survive the death or in capacity of Tenant, authorizing Landlord to execute on behalf of and in the name of Tenant such notices, agreement and document as shall be required or desire by Landlord to expunge or discharge from the register of the title of the Land on which the Project is located and the interest of Tenant therein after the expiry or earlier termination of the Term.

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3.22 **Cleaning**

Tenant shall, at its sole expense, provide cleaning services to the Premises substantially in accordance with prevailing standards for industrial/commercial buildings of a similar standard in the area in which the Project is located. Landlord shall not be liable for any loss or damage caused in performance of any cleaning services.

3.23 **Heating and Air Conditioning**

(a) Tenant shall heat the Premises at its own expense and maintain and keep in good repair and replacement, if necessary, at its expense, the said heating and air conditioning equipment. Tenant shall heat the premises to ensure at all time that the Premises and contents thereof are protected from damage by cold or frost. If the heating, ventilating, air conditioning or humidity control equipment in or serving the Premises shall require maintenance, repair or replacement, Tenant shall, at its expense, promptly attend to the same in accordance with the manufacturer's or supplier's specifications and instructions. Tenant shall at its expense, maintain a service contract for such equipment in or serving on terms and with a contractor first approved in writing by Landlord. Notwithstanding the foregoing, Landlord shall have the option, exercisable by written notice to Tenant, of itself attending to the maintenance, repair or replacement of any of the heating, ventilating, air conditioning and humidity control equipment, in which case the cost of such maintenance, repair or replacement shall either be charged to Tenant or included in Operating Costs.

(b) Landlord shall not be liable for and Tenant shall indemnify Landlord against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises, caused by reason of the suspension, defectiveness or non-operation of any utilities, heating, ventilating, air conditioning or humidity control.

4. LANDLORD'S COVENANTS

4.1 **Operation of Project by Landlord**

Landlord shall operate the Project having regard to its size, age, location and character.

4.2 **Landlord's Repairs**

Subject to Tenant's obligations hereunder, to the extent that the failure to do so would materially detrimentally affect access to or use of the Premises, on reasonable notice from Tenant Landlord shall repair: (a) defects in the structure of the Project and exterior walls of the Building; (b) transportation, electrical, mechanical and drainage equipment and systems forming part of the Project but not located within the Premises and not serving exclusively the Premises. Landlord's costs of compliance with this Section 4.2 shall be included in Operating Costs. Provided that to the extent that such repair is necessitated directly or indirectly by any act or omission of Tenant, Tenant shall be solely responsible for the cost of such repairs and shall indemnify Landlord in respect thereof.

4.3 **Landlord's Suspension of Utilities**

In order to effect any maintenance, repairs, replacements or alterations to any Utilities, heating, ventilating, air conditioning or humidity control equipment or systems, or any other part of the Project, Landlord shall have the right, acting reasonably and upon twenty-four (24) hours' written notice (except in the case of an emergency in which case no notice shall be required), to modify or temporarily discontinue or suspend the operation of any such Utilities, equipment or systems as required from time to time.

4.4 **Landlord's Insurance**

Landlord shall obtain and maintain in full force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts, on such terms and with such deductible(s) as would a prudent owner of such a project, the cost for which shall be included in Operating Costs. Such insurance may include, without limitation: (a) insurance on

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the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord's option, all risks insurance; (b) boiler and machinery insurance; (c) rental income insurance; (d) public liability insurance; and (e) such other insurance and in such amounts and on such terms as Landlord, in its discretion, may reasonably determine. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies.

5. DAMAGE AND DESTRUCTION

5.1 Damage to Premises

If there is damage or destruction ("Damage") to the Premises, unless this Lease is terminated pursuant to Section 5.2 below, Tenant, commencing as soon as practicable but without interfering with Landlord's repairs, shall diligently perform such repairs as are Tenant's responsibility pursuant hereto. If all or any part of the Premises are rendered untenantable, Basic Rent shall abate in proportion to the portion of the Premises rendered untenantable from the date of the damage until such portion becomes tenantable or the Lease is terminated in accordance with Section 5.2 below.

5.2 Damage to Project

If there is Insured Damage to twenty-five (25%) percent or more of the Rentable Area of the Project or Insured Damage to the Project which would take longer than one hundred eighty (180) days to repair, or if there is any Uninsured Damage to the Project which would take longer than thirty (30) days to repair, in either case whether or not there is any damage to the Premises, Landlord may, at its option, by notice given to Tenant within sixty (60) days after such Damage, terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) days after the giving of such notice. In the event of such termination Tenant shall surrender vacant possession of the Premises by not later than the said date of termination, and Rent shall be apportioned to the effective date of termination. If Landlord does not so elect to terminate this Lease, Landlord shall diligently proceed to repair and rebuild the Project to the extent of its obligations pursuant to Section 4.2 hereof.

6. ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

6.1 Consent Required

(a) Tenant shall not effect a Transfer without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld unless Landlord exercises its right to terminate this Lease in accordance with Section 6.2. The provisions of this Article 6 shall apply to any Transfer which might occur by inheritance or operation of law.

(b) It is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless Landlord is satisfied that: (i) the proposed Transferee has a good business and personal reputation; (ii) the proposed Transferee has good financial strength at least equal to that of Tenant at the date of this Lease, and at least sufficient to satisfy all of the obligations of Tenant hereunder; (iii) the proposed Transferee is not an existing occupant of any part of the Project and has not then recently been a prospect involved in bona fide negotiations with Landlord for the leasing of any premises in the Project and is not in any way affiliated with such existing occupant or bona fide prospect; and (iv) the Transfer would not result in a breach of any agreement by which Landlord is bound with respect to any part of the Project.

(c) If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease.

(d) All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed

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Transfer will be made ("Transfer Agreement"), accompanied by such information in writing as a landlord might reasonably require ("Information"). Tenant shall pay all costs of Landlord considering/processing the request for consent.

6.2 **Landlord's Termination Option**

Notwithstanding the other provisions herein, Landlord shall have the option, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such request, Information and Transfer Agreement, to terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer ("Transferred Premises") effective as of the date on which the proposed Transfer was to have occurred. If Landlord elects to terminate this Lease Tenant shall have the right, to be exercised by written notice to Landlord within ten (10) days after receipt of Landlord's notice to withdraw the request for consent, in which case Tenant shall not proceed with such Transfer, the Landlord's notice shall be null and void and this Lease shall continue in full force and effect. If Landlord terminates this Lease as it relates only to a portion of the Premises, Tenant shall be responsible for demising such portion, to the extent that it would have been responsible pursuant to the Transfer Agreement. Tenant hereby grants to Landlord and any others entitled to use the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, washrooms, lobbies etc.).

6.3 **Terms of Transfer**

In the event of a Transfer, Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective: (i) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, and to waive any rights, pursuant to subsection 39(2) of the *Commercial Tenancies Act (Ontario)* and any amendments thereto and any other statutory provisions of the same or similar effect, to pay any Rent less than any amount payable hereunder; (ii) to receive all amounts to be paid to Tenant under the agreement in respect of such Transfer.

6.4 **Effect of Transfer**

No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer. In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term and renewal or extension terms, if any. Any default by any Transferee under the terms of this Lease shall constitute a default of Tenant hereunder. If this Lease is terminated as a result of any action of any Transferee, Tenant shall nevertheless remain responsible for fulfilment of all obligations hereunder for what would have been the balance of the Term but for such termination, and shall upon Landlord's request enter into a new lease of the Premises for such balance of the Term. The restrictions on Transfer as aforesaid shall apply to any mortgaging, charging or otherwise Transferring of the Premises or this Lease to secure any obligation of Tenant.

6.5 **No Advertising of Premises**

Tenant shall not advertise this Lease, the Premises, the business or fixtures or contents therein for sale.

6.6 **Corporate Tenant**

(a) If Tenant or any occupant of the Premises at any time is a corporation, no: (I) transfer of the issued shares in the capital stock or transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the corporation (collectively called "Sale"); or (II) merger, amalgamation, consolidation or other corporate restructuring or reorganization (collectively called "Reorganization") shall take place, without first obtaining the prior written consent of Landlord. Upon request, Tenant shall make the corporate books and records of Tenant and

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of any affiliate of Tenant available to Landlord and its representatives for inspection in order to ascertain whether or not there has been any Sale or Reorganization. Tenant acknowledges that, in addition to Landlord's rights under this Lease and at Law to withhold consent to any Transfer, Landlord may withhold consent to any Sale or Reorganization unless it is shown to Landlord's, reasonable satisfaction that the financial strength of Tenant will not be adversely affected by such Sale or Reorganization.

(b) This Section shall not apply to a Sale by Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

6.7 **Assignment by Landlord**

If Landlord sells, leases, mortgages or otherwise disposes of the Project or any part thereof or assigns its interest in this Lease, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon be released from all liability pursuant to the terms of this Lease.

7. DEFAULT AND REMEDIES

7.1 **Default and Remedies**

(a) Upon an Event of Default the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the right to immediately distrain for same, and, in addition to any other rights to which Landlord is entitled hereunder or at law, Landlord shall have the following rights, which are cumulative and not alternative, namely: (i) to terminate this Lease; (ii) as agent of Tenant to relet the Premises and take possession of any property thereon and store, sell or dispose of same, and to make alterations to the Premises to facilitate their reletting, all of the foregoing being at Tenant's expense and risk; (iii) to remedy any default of Tenant and, in such case, Tenant shall pay to Landlord forthwith upon demand all reasonable costs of Landlord in remedying or attempting to remedy any such default plus fifteen (15%) percent of such costs for administration; and (iv) to obtain damages from Tenant including, without limitation, if this Lease is terminated, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for reletting the Premises for such period, after deducting all costs of reletting and alterations to the Premises to facilitate their reletting, and any legal expenses incurred as a result of such default.

(b) Arrears of Rent shall bear interest from their due dates until payment at the rate of five (5%) percent per annum in excess of the Prime Rate.

(c) Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting Landlord's right of distress.

7.2 **Rent Deposit**

(a) The Rent Deposit shall be held without interest as a prepayment of the last month's Rent payable by Tenant. If at any time any Rent shall be overdue Landlord may, at its option, apply all or any portion of the Rent Deposit to the payment of the said Rent. If Tenant defaults in the performance of any of its obligations under this Lease then Landlord, at its option, may apply all or any part of the Rent Deposit on account of any losses sustained by Landlord as a result of such default. If any part of the Rent Deposit is so applied, then Tenant shall, within three (3) days after demand, remit to Landlord a sufficient amount to restore the Rent Deposit to the original sum required to be deposited.

(b) Landlord may deliver all or such portion of the Rent Deposit remaining on hand to any purchaser, mortgagee or assignee of Landlord's interest in the Premises or the Project and thereupon, and so long as such purchaser, mortgagee or assignee

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assumes responsibility therefor, Landlord shall be discharged from any further liability with respect to the Rent Deposit.

(c) No waiver of any of Tenant's obligations under this Lease or of any of Landlord's rights in respect of any default by Tenant hereunder shall be deemed to have occurred as a result of any condoning, overlooking or delay by Landlord in respect of any default by Tenant or by any other act or omission of Landlord. Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

7.3 Impossibility of Performance

If and to the extent that either party shall be delayed in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or by reason of any Laws, or by reason of any other similar cause beyond its control and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay and the other party shall not be entitled to any compensation for any loss or inconvenience occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials.

7.4 Allocation

Landlord may allocate payments received from Tenant among items of Rent then due and payable by Tenant. No acceptance of payment by Tenant of any amount less than the full amount payable to Landlord, and no direction or other written instruction respecting any payment by Tenant shall be deemed to constitute payment in full of any obligation of Tenant.

8. CONTROL OF PROJECT

8.1 Landlord's Control

The Project is at all times under the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right Landlord shall endeavour to minimize interference with Tenant's access to and use of the Premises.

8.2 Alterations of the Project

At any time or times Landlord shall have the right to make any changes in, additions to, deletions from or relocations of any part of the Project, obstruct or close off areas for maintenance, repair or replacement, security reasons or to prevent the accrual of rights (any of which are herein referred to as "Changes") as Landlord shall consider desirable. Landlord shall be responsible for the direct cost incurred by Tenant if Landlord relocates the Premises, but not for any indirect costs or losses of Tenant. Any relocated premises shall be substantially the same, and otherwise reasonably comparable to, the Premises. Landlord shall make any such Changes as expeditiously as is reasonably possible and so as to interfere as little as is reasonably possible with Tenant's business on the Premises.

8.3 Use of Common Facilities

Tenant shall not obstruct any Common Facilities including driveways, laneways or access routes, or to park vehicles in any portion of the Common Facilities other than such areas as expressly authorized by Landlord, and Landlord shall have the right, at Tenant's expense payable on demand, to remove any such obstruction or improperly parked vehicles, without liability.

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8.4 **Rules and Regulations**

Tenant and all persons under its control shall comply with all Rules which shall be deemed to be incorporated into this Lease. Landlord shall act reasonably in enforcing such Rules.

8.5 **Access to Premises**

Without limiting any other rights Landlord may have pursuant hereto or at law, Landlord shall have the right to enter the Premises upon not less than twenty-four (24) hours' notice (except in the case of an emergency, in which case no notice shall be required): (i) to examine the Premises, to perform any maintenance, repairs or alterations to any part of the Project or to any equipment and services serving any part of the Project; (ii) to read any meters; or (iii) to show the Premises to prospective purchasers and lenders and (during the last twelve (12) months of the Term) to prospective tenants.

8.6 **Expropriation**

If the Project or any part thereof shall be expropriated (which includes a sale by Landlord to any authority with the power to expropriate), then other than any award to which Tenant is entitled for relocation costs and business interruption, all Tenant's other rights in respect of such expropriation are hereby assigned to Landlord and all compensation resulting from such expropriation shall be the absolute property of Landlord.

9. MISCELLANEOUS

9.1 **Notices**

All notices or other instruments to be given under this Lease shall be in writing and delivered in person or sent by prepaid registered Canadian mail addressed to the Address for Service of Notice as provided in subsections 1(i) and 1(j) hereof. All such notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid.

9.2 **Complete Agreement**

There are no covenants, representations, agreements, warranties or conditions in any way relating to this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein, and this Lease constitutes the entire agreement between the parties and may not be modified except by subsequent written agreement duly executed by Landlord and Tenant.

9.3 **Time of the Essence**

Time is of the essence of all terms of this Lease.

9.4 **Applicable Law**

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

9.5 **Severability**

If any provision of this Lease is illegal, unenforceable or invalid, it shall be considered separate and severable and all the remainder of this Lease shall remain in full force and effect as though such provision had not been included in this Lease but such provision shall nonetheless continue to be enforceable to the extent permitted by law.

9.6 **Section Numbers and Headings**

The table of contents and all section numbers and headings of this Lease are inserted for convenience only and shall in no way limit or affect the interpretation of this Lease. References

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in this Lease to section numbers refer to the applicable section of this Lease, unless a statute or other document is specifically referred to.

9.7 Interpretation

Whenever a word importing the singular or plural is used, such word shall include the plural and singular respectively. If Tenant or Indemnifier is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing persons of either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as "hereof", "herein", "hereby", "hereafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section or portion hereof.

9.8 Successors

This Lease enures to the benefit of and binds Landlord, its successors and assigns and Tenant and its heirs, executors, administrators and permitted successors, assigns and its other legal representatives subject to the terms of this Lease.

9.9 Monetary Amounts

Except as may be otherwise expressly provided herein, all monetary amounts set out in this Lease are in Canadian currency and are exclusive of any applicable Sales Taxes.

IN WITNESS WHEREOF the parties have executed this Lease.

RT ELEVENTH PENSION PROPERTIES LIMITED

Per: [signature]
Name: Julian P. Aziz
Title: Authorized Signing Officer

Per: [signature] c/s
Name: Robert V. Hawkins
Title: Authorized Signing Officer

I/We have authority to bind the Corporation.

DELEX THERAPEUTICS INC.

Per: [signature]
Name: DIANA H. PLIURA
Title: PRESIDENT & CEO

Per: [signature] c/s
Name: STUART WRIGHT
Title: DIRECTOR, OPERATIONS

I/We have authority to bind the Corporation.

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Schedule "A"

OUTLINE PLAN OF PREMISES


6535 MILLCREEK DRIVE
MISSISSAUGA, ONTARIO
UNIT 62
RENTABLE AREA:
7,200 SQ.FT.
KEY MAP
UNIT 62

25-Jan-02 10:40A

Schedule "A1"

LEGAL DESCRIPTION

6535 Millcreek Drive, Mississauga:

Part of Lots 16 and 17 on Plan 927, designated as parts 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33 and 34 on Reference Plan 43R-8441, Registration Division of Peel (No. 43)

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Schedule "B"

DEFINITIONS

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

1. "Additional Rent" shall mean all amounts (other than Basic Rent) due and payable pursuant to the provisions of this Lease or pursuant to any other obligation in respect of the Premises, all of which shall be deemed to accrue on a per diem basis. Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

2. "Building" means 6535 Millcreek Drive, Mississauga, Ontario

3. "Business Hours" means normal business hours for the Project as determined by Landlord from time to time.

4. "Charged" means levied, confirmed, charged, assessed or imposed.

5. "Common Facilities" means all areas, facilities, systems, improvements, furniture, fixtures and equipment in or on the Project to the extent that the same are designated or intended by Landlord to be part of the Common Facilities from time to time.

6. "Event of Default" means the occurrence of any one of the following:

   (a) Tenant fails to make any payment of Rent when due and such default continues for five (5) days after notice thereof is delivered to Tenant;

   (b) Tenant fails to observe or perform any obligation of Tenant pursuant to this Lease other than the payment of any Rent, and such default continues for fifteen (15) days, or such shorter period as expressly provided herein, after written notice thereof to Tenant;

   (c) Tenant fails to install and maintain in the Premises at all times during the Term, in good order and condition, first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises;

   (d) any of Landlord's insurance policies on the Project are actually or threatened to be cancelled or adversely changed as a result of any use of or articles on or about the Premises;

   (e) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with this Lease;

   (f) Tenant or any other occupant of the Premises makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal or arrangement with creditors, or Tenant makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation), or steps are taken for the winding up or other termination of Tenant's existence or liquidation of its assets;

   (g) a trustee, receiver, receiver-manager, or similar person is appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

   (h) Tenant attempts to or does abandon the Premises or remove or dispose of any goods from the Premises, so that there would not be sufficient goods on the Premises subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months, or if the Premises are

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vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord or if the Premises are used for any purposes other than as set out in Section 3.6 of the Lease;

(i) this Lease or any other property of Tenant is at any time seized or taken in execution which remains unsatisfied for a period of five (5) days or more;

(j) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

7. "Excess Costs" means costs in the nature of Operating Costs, such as utilities charges, security costs, and costs of heating, ventilating and air conditioning, incurred by reason of the conduct of business on the Premises outside Business Hours (which is not permitted without Landlord's prior written consent), or by reason of the particular use or occupancy of the Premises or any of the Common Facilities by Tenant, its employees, agents or persons having business with Tenant, in excess of the costs which would otherwise have been incurred for such items, plus fifteen (15%) percent of the amount thereof.

8. "Fiscal Year" means the period used by Landlord for fiscal purposes in respect of the Project, as selected by Landlord from time to time.

9. "Insured Damage" means damage against which Landlord is insured or required to be insured pursuant hereto.

10. "Landlord" means the Landlord named on page 1 and includes any owner, mortgagee and every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extend to and benefit all of Landlord's, owners' and mortgagees' officers, directors, servants, agents, employees, and others for whom any of them is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

11. "Laws" means all statutes, regulations, by-laws, orders, rules, requirements and directions of all governmental authorities having jurisdiction.

12. "Leasehold Improvements" includes, without limitation, all fixtures, installations, alterations and additions from time to time made or installed in or about the Premises, and includes all of the following, whether or not they are trade fixtures or easily removable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; heating, ventilating, air conditioning and humidity control equipment; lighting fixtures; built-in furniture and finishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from "Leasehold Improvements" are free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utilities systems located therein.

13. "Mortgages" means any mortgages, trust deeds and charges affecting the Project or any part thereof and includes all renewals, extensions, modifications and replacements thereof from time to time.

14. "Operating Costs" means all expenses and costs of every kind incurred by or on behalf of Landlord in operating, maintaining, repairing, replacing, insuring and managing (collectively called "Operating") the Project, including without limitation and without duplication: (a) remuneration of employees engaged in Operating the Project; (b) heating, ventilating, air conditioning and humidity control of the Project and fire sprinkler maintenance and monitoring, if any, of the Project; (c) cleaning, janitorial services, window cleaning and waste removal; (d) operating, maintaining, repairing and replacing all systems and facilities, including elevators and escalators, if any; (e) costs of supplying utilities to the Project including, water, gas, electricity and sewer charges (excluding Utilities charged to individual tenants) including costs of such utilities, fittings, connections and meters and all other work in connection therewith; (f) landscaping and Operating outside areas, including snow and ice clearing and removal and salting of driveways and parking areas and of sidewalks adjacent to the Project; (g) depreciation or amortization of any capital costs and interest on undepreciated or unamortized capital cost; (h) costs incurred by Landlord for the purpose of reducing Operating Costs or Taxes, whether or not

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successful; (i) capital taxes in respect of Landlord's ownership or other interest in the Project, or any similar tax charged in the future in lieu thereof or in addition thereto by any governmental authority, which Landlord may be liable to pay, and large corporation taxes; (j) Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs; (k) the rental value of space occupied by Landlord, if any, for management, supervisory or administrative purposes relating to the Project; and (l) a management fee. Landlord agrees to administer all costs in accordance with generally accepted accounting principles.

15. Operating Costs, shall exclude or shall be reduced by the following: (a) proceeds of insurance and damages received by Landlord from third parties to the extent of costs otherwise included in Operating Costs; (b) contributions from parties other than tenants of the Project, if any, in respect of Operating Costs, such as contributions made by parties for sharing the use of Common Facilities, but not including rent or fees charged directly for the use of any Common Facilities such as parking fees and rent for Storage Areas; (c) expenses incurred by Landlord in respect of other tenants' leasehold improvements; and (d) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties.

16. "Premises" means the premises specified in subsection 1(a) of this Lease, it being agreed that the Premises shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the useable area of the Premises. The Premises shall exclude the exterior faces of all perimeter walls, windows and doors of the Premises, notwithstanding the manner in which Rentable Area is measured.

17. "Project" means those lands described in Schedule "A1" ("Legal Description") hereto and all structures, improvements, equipment, fixtures and facilities located thereon from time to time, as all of same may be expanded, reduced or otherwise altered by Landlord from time to time.

18. "Proportionate Share" means a fraction the numerator of which is the Rentable Area of the Premises and the denominator of which is the aggregate Rentable Area of leasable areas within the Project, or such portion of the Project to which Landlord shall allocate such items of which Tenant is required to pay the Proportionate Share.

19.

(a) "Rentable Area" of premises shall be the Useable Area of such premises plus the relevant proportion, as determined by Landlord, of all areas not leased to any one tenant such as, without limitation, hallways, elevator lobbies, ground floor lobbies, washrooms, mechanical and service rooms;

(b) Every Rentable Area shall be as determined by Landlord from time to time and each such determination shall be binding upon the parties hereto and the cost of which determination shall be included in Operating Cost.

20. "Rules" means the rules and regulations made by Landlord from time to time (and as amended) for the management and operation of the Project.

21. "Sales Taxes" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any taxing authority upon Landlord, Tenant, or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, the rental of the Premises and the provision of administrative services to Tenant hereunder.

22. "Storage Areas" means all areas designated by Landlord from time to time to be used exclusively or primarily for storage purposes.

23. "Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, commercial concentration taxes, levies and assessments whatever ("Taxes") levied, assessed or charged against or in respect of the Project or any part thereof or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, and including all taxes which may be incurred by or imposed upon Landlord or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such any Taxes based in whole or in part on the value of the

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Project and any licence fee measured by rents or other charges payable by occupants of space in the Project. Taxes shall, in every instance be calculated on the basis of the Project being fully assessed and taxed at prevailing commercial rates for occupied space for the period for which Taxes are being calculated.

24. "Tenant" includes any of its employees, servants, agents, invitees, licensees, subtenants, concessionaires, contractors or persons for whom Tenant is in law responsible.

25. "Transfer" means an assignment of this Lease in whole or in part, a sublease, licence or parting with or sharing possession of all or any part of the Premises, a sale, conveyance or other disposition of this Lease, including a mortgage, charge, debenture, a sale, transfer (including by bequest or inheritance) of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the corporation; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a "Transferee".

26. "Uninsured Damage" means any damage which is not Insured Damage.

27. "Utility Costs" means all costs of supplying water, electricity, gas, and any other utilities ("Utilities") to or in respect of the Premises, and all costs for all fittings, connections and meters and all work performed in connection with any services or Utilities provided to the Premises.

Schedule "C"

RULES AND REGULATIONS

1. Tenant agrees:

(a) not to display anything visible from the exterior of the Premises except for a building standard sign on the main entry door to the Premises, to be installed by Landlord at Tenant's cost, and such other signage which has received Landlord's prior written approval as to size, design, location and method of affixation, all of which shall be installed at Tenant's sole cost and expense. The maintenance, repair and replacement of the signage shall be at Tenant's sole cost and expense in order to maintain such signage in first class condition and Tenant shall remove the signage at the expiry or earlier termination of the Term and Tenant shall repair all damage caused by the installation or removal of the signage;

(b) not to allow any garbage to accumulate in or about the Project and will at all times keep the Premises in a clean and neat condition and to comply with Landlord's regulations respecting the storage and removal of waste;

(c) not to cause or permit any waste or damage to the Premises nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Project which results in undue noise or vibration, fumes or odours or which Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Project, and Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods on the Premises to which Landlord objects on a reasonable basis. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause;

(d) not to permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities or use or permit to be used any Common Facilities for other than their intended purposes;

(e) not to use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, or which could interfere with any communications or other systems outside the Premises;

(f) to be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any other person on the Premises or any activity or substance on the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof;

(g) to ensure that all deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items, shall be made only by way of such areas as Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by Landlord from time to time pursuant hereto;

(h) to comply with all rules and regulations from time to time made by Landlord in respect of window coverings on the interior of the Premises, in order to maximize the efficiency of the climate control equipment in or serving the Premises or to maintain an attractive uniform appearance of the Project from the exterior thereof;

(i) to discontinue immediately upon Landlord's request any business or conduct which may harm or tend to harm the business or reputation of Landlord or reflect

or tend to reflect unfavourably on the Project, Landlord or other tenants or occupants thereof, or which might confuse or mislead or tend to confuse or mislead the public;

(j) to keep the Premises in a good state of preservation and cleanliness and permit Landlord or its agents at all reasonable times to enter upon the Premises for the purpose of examining the said state of cleanliness;

(k) to maintain the Premises, at its expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

(l) to cause its employees, agents and contractors to park only in the parts of the Common Areas and Facilities, if any, designated by Landlord as employee parking;

(m) not use the plumbing facilities for any other purposes than those for which they are constructed;

(n) not use any part of the Premises for lodging, sleeping or any illegal purposes;

(o) not cause or permit any machines selling merchandise or rendering services to be present on the Premises;

(p) not permit on the Premises any transmitting device or erect an aerial on any exterior walls of the Premises or any of the Common Areas and Facilities or other audio-visual or mechanical devices that can be seen outside the Premises.

2. Any damage caused to any part of the Project by reason of windows being left open or by interference with the heating or air conditioning appliances, or by reason or any other misconduct or neglect upon the part of Tenant or any other person or servant under its control shall be repaired and borne by Tenant.

3. No moving of any furniture or fixtures shall take place without making prior arrangements with Landlord.

4. Tenant shall not do or permit anything to be done to the Premises or bring or keep anything therein which will in any way increase risk of fire or the rate of fire insurance on the Project or obstruct or interfere with the rights of other tenants or in any other way injure or annoy them or Landlord, or violate any act at variance with the Laws or with any insurance upon the Project, or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

5. Landlord may at any time and from time to time during the term of the Lease keep the entrance doors to the Project, if any, locked after business hours and require identification before admitting persons after such time.

6. The parking of cars in the parking facilities will be subject to the regulations of Landlord.

Schedule "D"

ALTERATIONS

1. Tenant shall not make any repairs, replacements, changes, additions, improvements, decorations or alterations (hereinafter in this Schedule "D" referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, except in the case of structural, mechanical or electrical Alterations or Alterations which are visible from the exterior of the Project in which case Landlord's consent may be unreasonably withheld.

2. With its request for Landlord's consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects ("Plans"), and such Alterations shall be completed in accordance with such Plans approved in writing by Landlord.

3. Unless expressly authorized in writing by Landlord to the contrary, all Alterations which might cost in excess of Ten Thousand ($10,000.00) Dollars to complete or which might affect the structure or entrance or mechanical or electrical systems of the Project or the Premises, shall be conducted under the supervision of a qualified architect or engineer approved by Landlord, such approval not to be unreasonably withheld.

4. All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld and, to the extent required by Landlord, all Alterations shall be performed by Landlord, or persons designated by Landlord, and under Landlord's supervision; for all Alterations performed by Landlord or at Landlord's expense or under Landlord's supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus fifteen (15%) percent of such amounts and charges for Landlord's inspection and supervision.

5. All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense, all necessary permits and licences and provide evidence thereof satisfactory to Landlord.

6. Tenant shall, prior to the commencement of any such Alterations furnish to Landlord at Tenant's expense such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant's ability to pay for same as and when due, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance bond in such terms and issued by such company as shall be acceptable to Landlord in its sole discretion in an amount at least equal to the estimated cost of such Alterations, guaranteeing completion within a reasonable time of such Alterations free and clear of any liens or encumbrances.

7. All Alterations, the making of which might disrupt other tenants or occupants of the Project or the public, shall be performed outside Business Hours.

8. If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Schedule "D", Landlord shall have the right to require Tenant to remove such Alterations forthwith.

9. Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant's request for Landlord's consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations and Landlord shall have the right to require Tenant to pay Landlord a deposit on account of such costs as a precondition to Landlord's granting such consent.

10. Tenant shall make all payments and take all steps as may be necessary to ensure that no lien is registered against the Project or any portion thereof as a result of any work, services or materials supplied to Tenant or the Premises. Tenant shall cause any such registrations to be

discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs and expenses, including legal expenses, arising in connection with any work, services or materials supplied to Tenant or the Premises. If Tenant fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, shall be paid by Tenant to Landlord forthwith upon demand.

Schedule "E"

[INTENTIONALLY DELETED]

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4. Free Basic Rent

Subject to Section 3 of this Schedule "F", and provided Tenant has complied with all of its other obligations contained herein, Tenant shall be released of its obligation hereunder to pay Basic Rent in respect of the period commencing March 1, 2002 and ending March 31, 2002 ("Rent Free Period). During the Rent Free Period Tenant shall be subject to all of the other terms and conditions of this Lease insofar as applicable, including, without limitation, the obligation to pay Operating Costs, Realty Taxes, utilities, business taxes (if any), the obligation to maintain insurance and the provisions relating to the liability of Tenant and the indemnification of Landlord.

5. Right of First Offer

(a) Subject to Section 3 of this Schedule "F" and subject to the rights of renewal of any existing tenants on the ROFO Space (hereinafter defined), provided Tenant is Delex Therapeutics Inc. and Tenant is in occupation of the Premises and is not and has not at any time during the Term been in default of its obligations under this Lease, then if Landlord is prepared to offer to lease the space comprising either Unit 61 (being approximately 2,475 square feet of rentable area) alone or the space comprising Unit 63-64 (being approximately 4,737 square feet of rentable area) alone or Units 61, 63 and 64 together (but not together with any other space) (Unit 61 and Unit 63-64 being collectively referred to as the "ROFO Space") to a third party, or if Landlord receives an offer or a bona fide expression of interest in any of the ROFO Space from a third party which Landlord is prepared to accept, then Landlord shall first give notice ("Notice") to Tenant, which Notice shall: (i) set forth, in reasonable detail, the terms (including term, rent and inducement, renovations and fixturing period (if any)) on which Landlord is prepared to offer the relevant ROFO Space to third parties or the terms of the offer or expression of interest, which Landlord is prepared to accept, as the case may be; and (ii) offer the ROFO Space to Tenant on the same terms and conditions as Landlord is prepared to offer to or to accept from a third party, except that the expiry date shall be the Expiry Date of this Lease and such terms shall be adjusted, if necessary, as set out in the following sentence. If the amount of the Term remaining in this Lease is less than the term for which Landlord is prepared to offer the ROFO Space to third parties or the term stated in the offer of expression of interest, which Landlord is prepared to accept, as the case may be, then any amounts payable by Landlord on account of inducement or renovation or the length of any fixturing period shall be reduced pro rata to reflect the reduced period in the Term of this Lease. Tenant shall have two (2) business days after receipt of Landlord's Notice in which to confirm, in writing, that it will lease the ROFO Space on the terms set forth in Landlord's Notice, failing which Landlord shall be free to lease the ROFO Space to a third party and Tenant shall have no further rights with respect to the ROFO Space.

(b) If Tenant delivers to Landlord written confirmation within the time specified in Section 5(a) of this Schedule "F" that it accepts Landlord's offer to lease the relevant ROFO Space, then a binding agreement to lease shall exist between Landlord and Tenant on the terms and conditions contained in Landlord's Notice. Notwithstanding the commencement date of the lease of the ROFO Space, Tenant acknowledges that prior to Tenant being entitled to possession of the ROFO Space, Tenant shall enter into a lease amending agreement prepared by Landlord incorporating the terms of Landlord's offer. The ROFO Space shall be accepted by Tenant in "as is" condition.

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Schedule "F"

SPECIAL PROVISIONS

1. Fixturing Period

Upon execution of this Lease and subject to the terms hereof and the construction policies for the Building, Tenant shall have access to the Premises from the date of execution of this Lease to the day preceding the Commencement Date in order to construct its interior improvements and complete the Premises by the Commencement Date (the "Fixturing Period"). During the Fixturing Period, Tenant shall not be obligated to pay Basic Rent, Operating Costs or Realty Taxes but Tenant shall be subject to all of the other terms and conditions of this Lease insofar as applicable, including, without limitation, the obligation to pay utilities, business taxes (if any), the obligation to maintain insurance and the provisions relating to the liability of Tenant and the indemnification of Landlord.

2. Estimate of Operating Costs and Realty Taxes

The parties agree that Landlord has estimated that Tenant's obligations hereunder in respect of Operating Costs and Realty Taxes for the year 2002 would be approximately Three Dollars and Twenty-Two Cents ($3.22) per square foot of the Rentable Area of the Premises; it being understood that this estimate by Landlord is a bona fide estimate made January 16, 2002, but that it is not intended by Landlord to be relied upon by Tenant and is not binding and does not impose liabilities on Landlord or affect Tenant's obligations hereunder.

3. Conditions to Tenant's Rights

If:

(a) Tenant pays the Rent and other sums payable hereunder and performs each and every of the covenants, provisos and agreements herein contained on the part of Tenant to be paid and performed, punctually and in accordance with the provisions of this Lease;

(b) Tenant has not become insolvent or bankrupt, and has not made any assignment for the benefit of creditors and has not, becoming bankrupt or insolvent, taken the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors;

(c) a petition in bankruptcy has not been filed against Tenant and a receiving order has not been made against Tenant, and no proceedings have been commenced respecting the winding-up or termination of the existence of Tenant;

(d) no receiver or other person has taken possession or effective control of the assets or business of Tenant or a substantial portion thereof pursuant to any security or other agreement or by any other means whatsoever, and there are no outstanding writs of execution against Tenant;

(e) Tenant has not assigned this Lease or sublet or permitted a change in occupancy of any portion or portions of the Premises, and there has been no change in ownership of the majority of the capital stock of Tenant and no change in the name under which the business on the Premises is conducted; and

(a) Tenant is Delex Therapeutics Inc. and Tenant has continuously occupied substantially all of the Premises for the conduct of business in accordance with the terms of this Lease;

then, and only then, Tenant shall have the rights conferred under Sections 4 and 5 of this Schedule "F".